Exhibit 23.2



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Empi, Inc. 1987 Stock Option Plan of our report dated January 31, 1996 with respect to the consolidated financial statements and schedule of Empi, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP


Minneapolis, Minnesota
March 28, 1996